UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2024

Angel Studios, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-56642	46-5217451
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 W Center St. Provo, UT 84601
(Address of principal executive offices)

(760) 933-8437
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

None.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On September 30, 2024, Angel Studios, Inc., a Delaware corporation (the “Company”), entered into a stock purchase agreement with Off the Chain, LP (“Off the Chain”), pursuant to which Off the Chain purchased an aggregate of 330,687 shares of the Company’s Class C common stock, par value $0.001 per share (the “Class C Common Stock”) at a price of $30.24 per share, for an aggregate purchase price of $9,999,974.88, payable in bitcoin. The sale closed on October 10, 2024. The issuance of the Class C Common Stock was made in reliance upon exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder. Off the Chain is an “accredited investor” as defined in Regulation D, and the sale of the Class C Common Stock was made without general solicitation or advertising. No commissions were paid in connection with the sale of such securities.

ITEM 8.01	OTHER EVENTS

As of October 15, 2024, the Company held an aggregate of approximately 300 bitcoins, which were acquired for an aggregate purchase price of approximately $18.7 million or an average purchase price of approximately $62,360 per bitcoin, inclusive of fees and expenses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEL STUDIOS, INC.

Date: October 15, 2024	By:	/s/ Patrick Reilly
Patrick Reilly
Chief Financial Officer and Secretary